Exhibit 10.1

Grey Fox Holdings Corp 2300137 ontario inc & Andrea Zecevic Operational Agreement

April 27, 2018

Grey Fox Holdings Corp , hereby approves the appointment of Andrea Zecevic and Bopuvr.com via this operating agreement as the company Comptroller. The comptroller shall oversee company transition in other business models such as hospitality travel and tourism sectors.

1.1.	Agreement

In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement, as it may be amended from time to time. It is the express intention of the Members that this Agreement shall be the sole statement of agreement among them, and, except to the extent a provision of this Agreement expressly incorporates matters by express reference, this Agreement shall govern even when inconsistent with or different from the provisions of the Act or any other provision of law.

1.2.	Purpose; Powers

b)	Powers. Subject to all of the terms and provisions hereof, the Company shall have all powers necessary, suitable or convenient for the accomplishment of the purpose of the Company, including, without limitation, the following:

1)	to purchase, sell, invest and trade in securities of every kind, including, without limitation, capital stock, limited partnership interests, bonds, notes, debentures, securities convertible into other securities, trust receipts and other obligations, instruments or evidences of indebtedness, as well as in rights, warrants and options to purchase securities;

2)	to make and perform all contracts and engage in all activities and transactions necessary or advisable to deal with banking and other corporate mattersout the purposes of the Company, including, without limitation, the purchase, sale, transfer, pledge and exercise of all rights, privileges and incidents of ownership or possession with respect to any Company asset or liability; the borrowing or lending of money and the securing of payment of any Company obligation by hypothecation or pledge of, or grant of a security interest in, Company assets; and the guarantee of or becoming surety for the debts of others; and

3)	otherwise to have all the powers available to it as a limited liability company under the Act.

2.	TERM AND TERMINATION OF THE COMPANY

2.1.	Term

The term of the Company shall continue until preferred shares sold to new buyer or unless sooner terminated as provided in agreement. The last day of the term of the Company, as such may be extended as provided herein, is referred to herein as the “Termination Date.”

2.2.	Termination

The Company shall terminate prior to the end of the period specified in Paragraph 2.1 at the election of the Managing Members. The Managing Members shall deliver notice of such termination to the Non-Managing Members.

1

2.3.	Extension of Term

The term of the Company may be extended by the Managing Members. The Managing Members shall provide notice of any such extension to the Non-Managing Members.

3.	INITIAL MEMBERS; CHANGES IN MEMBERSHIP

3.1.	Name and Address

The persons listed on Exhibit A are hereby admitted as Members of the Company. Exhibit A shall be amended from time to time to reflect changes in the membership of the Company (including the admission of Additional Members). Any such amended Exhibit A shall supersede all prior Exhibit A’s and become part of this Agreement and shall be kept on file at the principal office of the Company. Death, Disability or Withdrawal of a Managing Member

a)	In the case of a Managing Member’s death, permanent physical or mental disability or withdrawal from the Company, the Company shall not dissolve or terminate, but its business shall be continued without interruption or without any break in continuity by the remaining Members, with the remaining Managing Member continuing to serve as the sole Managing Member unless he appoints an additional Managing Member, in his sole discretion. Any deceased, disabled or withdrawn Managing Member (or the holder of his interest) shall become a Non-Managing Member, and the interest of such Managing Member shall become a Non-Managing Member’s interest. Such former Managing Member or the holder of such interest shall have no right to participate in the management of the Company and no right to consent to or vote upon any matter, except as provided in Paragraph 13.7.

b)	If such change in the former Managing Member’s status shall result in multiple ownership of any Non-Managing Members interest, one or more trustees or nominees may be required to be designated to represent a portion of or the entire Non-Managing Members interest for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising all rights which such Non-Managing Member has pursuant to the provisions of this Agreement.

3.2.	Withdrawal of a Member

a)	Except with the consent of the Managing Members, the interest of a Member may not be withdrawn from the Company in whole or in part except in the event of the death or declaration of legal incompetency of such Member and in such event only if the election to withdraw is given by the personal representative or representatives of such Member in writing to the Managing Members within [NUMBER] months after the date of the appointment of such personal representative or representatives, or within [NUMBER] months from the date of death or declaration of legal incapacity of such Member, whichever is earlier. In the event of such election to withdraw, the interest of such Member shall be withdrawn in its entirety and shall be valued as of the date of withdrawal pursuant to the provisions of Paragraph 12.2 and paid for in the manner hereinafter provided by this paragraph. The Managing Members shall be entitled, in their sole discretion, to make the distribution in respect of the interest of the withdrawing Member in cash, in kind or pursuant to a promissory note due upon termination of the Company, or in any combination thereof. If any distribution is to be made in kind and if such distribution cannot be made in full because of restrictions on the transfer of Securities or for any other reason, distribution may be delayed until an effective transfer and distribution may be made, and Securities that will be transferred in respect of the withdrawing Members interest shall be designated. Such designated Securities will nevertheless be subject to the full right and power of the Managing Members to deal with them in the best interests of the Company, including the right to substitute other Securities of equivalent value.

b)	In the event of the withdrawal of any Member pursuant hereto, the Percentage Interests and Capital Accounts of the withdrawing Member and the remaining Members shall be appropriately adjusted, including any adjustments required as a result of any vesting provisions applicable to the withdrawing Members interest.

c)	The withdrawal of a Member shall not be cause for dissolution of the Company.

2

4.	MANAGEMENT, DUTIES AND RESTRICTIONS

4.1.	Management

The Managing Members shall have the sole and exclusive control of the management and conduct of the general business of the Company. Any action shall, unless otherwise specified by the Managing Members

a)	To cause the Company to perform the duties and exercise the rights of the general partner of the Fund.

b)	To purchase, hold, sell or otherwise effect transactions in Securities (whether marketable or unmarketable) and other investments of the Company.

c)	To incur indebtedness on behalf of the Company and the Fund.

d)	To guarantee indebtedness on behalf of the Company and the Fund.

e)	To loan money to any of the Members upon such terms and conditions as the Managing Members may prescribe.

f)	To deposit or hold Securities and other assets of the Company in the Company name or in such street or nominee names as may be determined from time to time by the Managing Members, at such securities firms, banks or depositories as shall be designated by the Managing Members. All withdrawals therefrom or directions with respect thereto shall be made on the signature of either Managing Member.

g)	To provide management services or to designate an entity or entities to manage the Fund and to receive fees from the Fund and to enter into an agreement or agreements with such an entity or entities upon such terms and conditions as the Managing Members shall deem appropriate for the management of the Fund. Such an agreement or agreements may be entered into with firms or business entities controlled by or comprised of either or both Managing Members or an Affiliate of either or both Managing Members.

h)	Generally, to perform all acts deemed by the Managing Members appropriate or incidental to the foregoing and to [SPECIFY] out the purposes and business of the Company and the Fund.

4.2.	Conversion of Status as Managing Member

Any Managing Member who has become a Non-Managing Member shall not participate in the control, management and direction of the business of the Company or the Fund.

4.3.	Restrictions on the Members

a)	Except with the consent of the Managing Members or as otherwise specifically permitted by this Agreement, no Member shall mortgage, encumber, pledge or otherwise dispose of his or her interest in the Company or in the Company assets or property or enter into any agreement as a result of which any other person shall have rights as a Member of the Company.

b)	No Member may buy from or sell to the Company any Securities without the prior written consent of the Managing Members except purchases or sales explicitly permitted by this Agreement.

c)	No Member shall do any act in contravention of this Agreement or the Funds Limited Partnership Agreement.

3

4.4.	Additional Restrictions on Non-Managing Members

a)	The Non-Managing Members shall take no part in the control or management of the [SPECIFY] of the Company nor shall Non-Managing Members have any power or authority to act for or on behalf of the Company as a result of this Agreement except as expressly authorized from time to time by the Managing Members.

b)	Except as otherwise required by law or as expressly provided herein, the Non-Managing Members shall have no rights to vote, call meetings of the Members or otherwise exercise any similar rights or powers.

4.5.	Officers

The Managing Members may appoint such officers of the Company as they shall deem advisable and shall have the discretion to remove any officers at any time.

4.6.	Liability of the Members

a)	Except as expressly set forth herein, or as otherwise required by law, no Member shall be liable for any debts or obligations of the Company.

b)	Each Member acknowledges the obligation of the Company pursuant to the Limited Partnership Agreement of the Fund to contribute to the capital of the Fund cash or Securities to satisfy the Company clawback obligation to the Fund. Each Member agrees that, in the event the Company is required to make a clawback payment pursuant to the Limited Partnership Agreement of the Fund, he or she will return any or all distributions made to him or her pursuant to this Agreement attributable to the Company carried interest in the Fund as may be required to satisfy such obligation, with each Member being severally (but not jointly) liable, in proportion to their respective shares in such distributions.

4.7.	Liability of Transferees

For purposes of this Agreement, any transferee of an interest in the Company, whether or not admitted as a substitute Member or treated as a transferee or successor in interest who has not been admitted as a substitute Member (an Assignee) hereunder, shall be treated as having contributed the amounts contributed to the Company by the transferor, as having received distributions made to the transferor, and as having been allocated any Net Income or Net Loss allocated to the transferor of the interest in the Company held by the transferee. In addition, the transferee shall be liable for the transferors liability for future contributions to the Company. Notwithstanding the above, the transfer of an interest shall not relieve the transferor from any liability hereunder except to the extent that the transferee has actually made all contributions or payments required of the transferor.

5.	EXPENSES

The Company will pay all costs and expenses incurred in connection with its activities. The Members shall be entitled to reimbursement by the Company for expenses incurred by them relating to the Company business, as determined by the Managing Members in their discretion.

6.	DISTRIBUTIONS

6.1.	Interest

No interest shall be paid to any Member on account of his interest in the capital of, or on account of his investment in, the Company.

6.2.	Mandatory Distributions

Promptly upon receipt of any tax distributions from the Fund, the Managing Members shall distribute such tax distributions to the Members in proportion to their interests in the taxable income of the Company for the period to which such distributions relate.

4

7.	ASSIGNMENT OR TRANSFER OF MEMBERS INTERESTS

7.1.	Restrictions on Transfer of Members Interests

No Member may sell, assign, pledge, mortgage or otherwise dispose of all or any portion of his interest in the Company without the consent of the Managing Members.

7.2.	Violation of Restrictions

In the event of any purported transfer or other disposition of any Members interest in the Company in violation of the provisions of this Article IX, without limiting any other rights of the Company, the Managing Members shall have the option, in their sole discretion, to treat the Member as having withdrawn from the Company and to purchase or cause the Company to purchase such Members interest for cash at a price equal to the value thereof determined by the Managing Members as of a date selected by them. In the event of purchase, the terminated Members and the remaining Members interests in the Company shall be appropriately adjusted, and the subject Member (and his purported transferee) shall have no further interest in the Company except to receive the purchase price, if any, for his interest as determined by the Managing Members. Such option must be exercised, if at all, by written notice to the affected Member (or his successor(s) in interest) given not later than [NUMBER] days after the Managing Members are advised in writing of the purported transfer or disposition, and the purchase or withdrawal shall be consummated on the date specified in such notice, which shall not be later than [NUMBER] days after it is given.

7.3.	Agreement Not to Transfer

Each of the Members agrees with all other Members that he, she or it will not make any disposition of his, her or its interest in the Company, except as permitted by the provisions of this Article IX.

7.4.	Multiple Ownership

In the event of any disposition which shall result in multiple ownership of any Members interest in the Company, the Managing Members may require one or more trustees or nominees to be designated to represent a portion of or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement and for the purpose of exercising all rights which the transferor as a Member had pursuant to the provisions of this Agreement.

7.5.	Substitute Members

No transferee of a Members interest may be admitted to the Company as a substitute Member without the consent of the Managing Members, which consent shall be subject to the sole discretion of the Managing Members and shall not be subject to challenge by any transferor or transferee.

8.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the Members and supersedes all prior agreements between the Members with respect to the Company.

9.	TITLES; SUBTITLES

The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in the interpretation of this Agreement.

10.	INDEMNIFICATION

The Company agrees to indemnify, out of the assets of the Company only, the Managing Members and their Affiliates (and their agents), to the fullest extent permitted by law and to save and hold them harmless from and in respect of all (a) reasonable fees, costs, and expenses paid in connection with or resulting from any claim, action or demand against the Managing Members, their Affiliates or any agent thereof, the Company or their agents that arise out of or in any way relate to the Company, its properties, business or [SPECIFY] and (b) such claims, actions and demands and any losses or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise of any such claim, action or demand; provided, however, that this indemnity shall not extend to conduct not undertaken in good faith nor to any fraud, willful misconduct or gross negligence. Any person receiving an advance with respect to expenses shall be required to agree to return such advance to the Company in the event it is subsequently determined that such person was not entitled to indemnification hereunder. Any indemnified party shall promptly seek recovery under any other indemnity or any insurance policies by which such indemnified party may be indemnified or covered or from any portfolio company in which the Company has an investment, as the case may be. No payment or advance may be made to any person under this Paragraph 13.13 to any person who may have a right to any other indemnity (by insurance or otherwise) unless such person shall have agreed, to the extent of any other recovery, to return such payments or advances to the Company.

5

11.	LIMITATION OF LIABILITY OF MEMBERS

Except as otherwise expressly provided herein or as required by [Florida law, no Member shall be bound by, nor be personally liable for, the expenses, liabilities or obligations of the Company in excess of the balance of such Members Capital Commitment to the Company.

the Members Capital Account.

IN WITNESS WHEREOF, the Officers and Directors have executed this Agreement as of the date first above written.

Grey Fox Holdings Corp

Authorized Signature: /s/Daniel Sobolowski	Authorized Signature: Andrea Zecevic

Print Name and Title	Print Name and Title

Zoran Cvetojevic

6